Exhibit 99.1

Contact:	D. Anthony Peay - (804) 632-2112
Executive Vice President/ Chief Financial Officer
Distribute to:	Virginia State/Local Newslines, NY Times, AP, Reuters, S&P, Moodys, Dow
Jones, Investor Relations Service

July 22, 2004 7:00 a.m	Traded: NASDAQ	Symbol: UBSH

UNION BANKSHARES REPORTS INCREASE IN 2nd QUARTER EARNINGS

FOR IMMEDIATE RELEASE (Bowling Green, Virginia) — Union Bankshares (NASDAQ: UBSH - News) reports net income for the second quarter 2004 of $4.6 million, up 5% from $4.3 million for the same period in 2003. Over this same period, earnings per share on a diluted basis decreased from $.57 to $.53. Return on average equity for the quarter ended June 30, 2004 was 12.13%, while return on average assets for the same period was 1.23%, compared to 15.60% and 1.50% respectively, for the quarter ended June 30, 2003.

“The second quarter of 2004 was highlighted by internal growth initiatives and market opportunities,” indicated G. William Beale, President of Union Bankshares Corporation. “The acquisition of Guaranty Financial Corporation was completed effective May 1st and we have been very pleased with the results achieved to date. We are also excited about the quality of the personnel serving that strong customer base and very attractive market. The integration of Guaranty into our systems and processes is progressing well and we anticipate conversion into Union Bank & Trust Company in early September. Costs savings anticipated in the acquisition are on target and most are expected to be achieved by the end of 2004.

The second quarter also saw the expansion of bank presence in the Richmond market as we opened two branches in Chesterfield County in June which became available as the result of a recent large bank merger. Other strategic expansion planned for 2004 is on track and includes the opening of two branches in Hanover County; on Rt. 360 in Mechanicsville in early August and on Pole Green Road in October. While these initiatives will slow the pace of earnings growth in the short-term, they represent very positive long-term opportunities for our organization. We will continue to pursue those opportunities which we feel add value to our organization over the long-term.

Loan demand in our bank markets has been robust as demonstrated by the significant increases in loans over both the last quarter and the last twelve months. Commercial real estate and construction lending have been the nucleus of this growth, complimented by growth in commercial business loans. We believe this is reflective of the growth and economic strength of the markets we serve, as well as the current interest rate environment.

Mortgage lending activity increased during the second quarter which is typically a strong home sales period. The production outlook for the 3rd quarter is good, though highly dependant upon long-term interest rates. We continue to seek opportunities to expand our mortgage reach to attractive markets, including deeper penetration of our existing bank markets.”

Effective May 1, 2004, Union Bankshares completed its acquisition of Guaranty Financial Corporation (Guaranty) headquartered in Charlottesville, Virginia. This acquisition was accounted for using the purchase method of accounting. The total consideration paid to Guaranty stockholders in connection with the acquisition was approximately $54.9 million with approximately $22.7 million in cash and 1,023,000 shares of Union’s common stock. Guaranty transactions have been included in Union’s financial results since May 1, 2004. Acquired assets on May 1, 2004 totaled $248 million, including $167 million in loans and $184 million in deposits. As part of the purchase price allocation at May 1, 2004, Union recorded $5.8 million in core deposit intangibles, and goodwill of approximately $30.4 million which are reflected in the aforementioned asset totals. Operating results for 2004 include net income from Guaranty of $334,000, which includes approximately $110,000 in amortization of core deposit intangibles. In addition, Union’s interest expense for the quarter and six months included $216,000 and $249,000, respectively, in interest expense on the Trust Preferred Security Pool used to fund the Guaranty acquisition.

On a linked quarter basis (current quarter to most recent quarter), net income improved 26.3% from $3.6 million in the first quarter of 2004 to $4.6 million in the second quarter. The Company’s return on average equity and return on average assets improved to 12.13% and 1.23% from 11.95% and 1.16%, respectively, in the first quarter of 2004. Excluding Guaranty’s net income of $334,000 recorded in the second quarter totals, net income improved 17.1%, or $617,000 on a linked quarter basis.

For the six months ended June 30, 2004, net income decreased slightly to $8.2 million from $8.3 million for the same period a year ago. Over this same period, earnings per share on a diluted basis decreased 7% from $1.09 to $1.01. Return on average equity for the six months ended June 30, 2004 was 12.05%, while return on average assets for the same period was 1.20%, compared to 15.29% and 1.47% respectively, for the six months ended June 30, 2003.

For the second quarter net income for the community banking segment was $4.0 million, an increase of $604,000 or 18% from $3.4 million for the second quarter of 2003. Second quarter net income for the mortgage banking segment was $537,000, a decline of $380,000 or 41.5% from $917,000 in the same quarter of 2003. For the six months ended June 30, 2004, net income for the community bank segment increased to $7.5 million from $6.8 million at June 30, 2003, while the mortgage segment decreased to $662,000 from $1.5 million for the same period of 2003.

Net interest income was up $2.4 million, or 23%, from the second quarter of 2003. Average earning assets for the quarter grew to $1.37 billion compared to $1.09 billion a year earlier providing the Company with a higher earnings base. Guaranty Bank contributed $130 million to average earning assets. This volume growth offset a decrease of 17 basis points in the net interest margin (FTE) which decreased to 4.03% in the second quarter of 2004, down from 4.20% in the same quarter of 2003, but up slightly from 4.00% in the first quarter of 2004.

For the quarter ended June 30, 2004, the provision for loan losses was $308,000 down $337,000 from $645,000 a year earlier. This is reflective of general improvement in overall asset quality and net recoveries of previously charged off loans totaling $467,000 for the quarter. At June 30, 2004, nonperforming assets totaled $11.1 million, including a single credit relationship totaling $10.3 million. These loans are secured by real estate, but based on the information currently available management has allocated $1.1 million in reserves. Since the end of the first quarter 2004, the Company has entered into a workout agreement with the borrower. Under the terms of the workout, the Company extended further credit of approximately $1.6 million secured by property with significant equity. The Company anticipates that this workout will result in a reduction of overall exposure to the borrower.

Noninterest income for the second quarter of 2004 was up 1% to $6.3 million compared to a year ago. This includes a decline of $624,000 in gains on the sales of mortgage loans which was offset by an increase of $511,000 in service charges on deposit accounts and of $150,000 in other service charges. Noninterest income, as compared to the first quarter of 2004, was up $1.6 million largely as a result of a $1.1 million increase in gains on the sales of mortgage loans. Mortgage loan production for the second quarter of 2004 totaled $148.7 million as compared to $158.9 million in the second quarter of 2003 and $87.8 million in the first quarter of 2004.

Noninterest expense for the second quarter 2004 increased by $2.5 million or 24.3% from a year ago and by $3.7 million or 19.04% from the first half of 2003. These increases are largely attributable to the Company’s expansion efforts and infrastructure costs. Guaranty Bank represents $1.3 million of both the quarterly and year to date increases. Expenses were up due to branch expansion efforts in Richmond which added approximately $176,000 in expenses from the same quarter a year ago and $251,000 year to date with minimal offsetting revenue until these locations open. Other expenses related to the new overdraft privilege service contributed $254,000 of the quarterly increase in expenses and $516,000 of the year to date increase. Director expenses also increased by $86,000 for the quarter and $158,000 year to date as the Company enhanced its director compensation structure and responded to the additional requirements of Sarbanes-Oxley. Continued investments in new technology, staff expansions in support areas, and the outsourcing of our data processing service contributed approximately $215,000 to the quarterly increase and $429,000 to the year to date increase, as the Company maintains the appropriate operating foundation for future growth.

Loans at June 30, 2004 increased 49% or $386.6 million from June 30, 2003 and 28% or $257.9 million from March 31, 2004. Guaranty Bank represents $171.2 million of this growth. The remaining growth of $86.7 million was attributed largely to increases in commercial and construction real estate loans, as well as commercial business loans. This loan growth occurred principally within the Richmond, Charlottesville, and Fredericksburg markets. These trends are reflective of the vibrant markets served by the Company and of a strengthening economy. Yields on loans (FTE) decreased from 6.81% during the second quarter of 2003 and from 6.18% in the first quarter 2004 to 6.00% for the second quarter of 2004. The cost of funds also declined, from 2.70% in the second quarter of 2003 and 2.40% for the first quarter of 2004 to 2.18% in the second quarter of 2004. Loan yields declined by 18 basis points during the second quarter of 2004 while deposits and other borrowings declined by 22 basis points resulting in a relatively stable margin. Deposit levels were up $314.9 million, or 32.9%, from the second quarter of 2003 and $239.6 million, or 23.2%, from the first quarter of 2004. The acquisition of Guaranty Bank represents $196 million of this growth in deposits. The remaining growth in deposits of $118.9 million represents a 12.4% increase from a year earlier and a 4.2% from first quarter of 2004.

At June 30, 2004 total assets were $1.61 billion, up 35.4% from $1.19 billion at June 30, 2003. Guaranty Bank represents $251.6 million of this growth. Deposits increased to $1.27 billion, up $314.9 million or 32.9% over $958.1 million at the end of the second quarter 2004, while loans totaled $1.2 billion, up $386.6 million or 49% over June 2003 levels. Guaranty Bank contributed $196 million in deposits and $171.2 million in loans. Securities declined to $244.9 million at June 30, 2004 compared to $255.5 million a year earlier. The Company’s capital position remains strong with an equity-to-assets ratio of 9.5%.

Union Bankshares is one of the largest community banking organizations based in Virginia, providing full service banking to the Central, Rappahannock, Williamsburg and Northern Neck regions of Virginia through its bank subsidiaries, Union Bank & Trust (23 locations in the counties of Caroline, Chesterfield, Hanover, Henrico, King George, King William, Spotsylvania, Stafford, Westmoreland and the City of Fredericksburg), Northern Neck State Bank (9 locations in the counties of Richmond, Westmoreland, Essex, Northumberland and Lancaster), Guaranty Bank (7 locations in the counties of Albemarle,

Fluvanna, Nelson and the City of Charlottesville), Rappahannock National Bank in Washington, Virginia and Bank of Williamsburg ( 2 locations in Williamsburg and Newport News). Union Bank & Trust also operates a loan production office in Manassas. In addition to banking services, Union Investment Services, Inc. provides full brokerage services and Mortgage Capital Investors provides a full line of mortgage products. The Bank of Williamsburg also owns a non-controlling interest in Johnson Mortgage Company, LLC.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. Union Bankshares Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

	For the three months ended June 30,		For six months ended June 30,
Key Financial Data	2004	2003	2004	2003
RESULTS OF OPERATIONS
Interest income	$19,354	$16,751	$36,244	$33,277
Interest expense	6,188	6,020	11,962	12,084

Net interest income	13,166	10,731	24,282	21,193
Provision for loan losses	308	645	739	1,032

Net interest income after provision for loan losses	12,858	10,086	23,543	20,161
Noninterest income	6,274	6,211	10,957	10,887
Noninterest expenses	12,755	10,264	23,265	19,544

Income before income taxes	6,377	6,033	11,235	11,504
Income tax expense	1,816	1,697	3,064	3,224

Net income	4,561	4,336	8,171	8,280

Interest earned on loans (Fully Tax Equivalent)	$16,533	$13,535	$30,576	$26,719
Interest earned on securities (FTE)	3,387	3,850	6,768	7,786
Interest earned on earning assets (FTE)	19,942	17,417	37,415	34,604
Net interest income (FTE)	13,754	11,396	25,454	22,520
Net income (FTE)	5,149	5,002	9,343	9,608
Interest expense on certificate of deposits	4,251	4,424	8,504	8,848
Interest expense on interest bearing deposits	4,864	5,036	9,592	10,122
Core deposit intangible amortization	252	143	395	289

Net income - community banking segment	$4,024	$3,419	$7,509	$6,816
Net income - mortgage banking segment	537	917	662	1,464

KEY PERFORMANCE RATIOS
Return on average assets (ROA)	1.23%	1.50%	1.20%	1.47%
Return on average equity (ROE)	12.13%	15.60%	12.05%	15.29%
Efficiency ratio	65.61%	60.58%	66.02%	60.92%
Efficiency ratio (excluding mortgage segment)	63.24%	59.02%	62.61%	58.72%
Net interest margin (FTE)	4.03%	4.20%	4.02%	4.21%
Yield on earning assets (FTE)	5.84%	6.42%	5.91%	6.50%
Cost of interest bearing liabilities	2.18%	2.70%	2.28%	2.75%

PER SHARE DATA
Net income per share - basic	$0.53	$0.57	$1.01	$1.09
Net income per share - diluted	0.53	0.57	1.00	1.08
Cash net income per share - diluted	0.55	0.58	1.03	1.11
Cash dividends paid (semi-annual payment)	0.33	0.29	0.33	0.29
Book value per share	17.60	15.04	17.60	15.04
Tangible book value per share	12.82	14.24	12.82	14.24

FINANCIAL CONDITION
Assets	$1,608,830	$1,188,017	$1,608,830	$1,188,017
Loans, net of unearned income	1,175,418	788,792	1,175,418	788,792
Earning assets	1,474,888	1,112,417	1,474,888	1,112,417
Goodwill	31,216	864	31,216	864
Other intangibles	10,335	5,211	10,335	5,211
Deposits	1,272,959	958,107	1,272,959	958,107
Stockholders’ equity	152,693	114,382	152,693	114,382
Tangible equity	111,142	108,307	111,142	108,307

AVERAGES
Assets	$1,488,835	$1,155,668	$1,367,972	$1,138,479
Loans, net of unearned income	1,071,260	760,843	982,048	744,500
Loans held for sale	40,561	49,122	31,626	42,976
Securities	248,238	262,491	243,438	264,915
Earning assets	1,372,591	1,087,923	1,273,969	1,073,190
Deposits	1,167,491	936,508	1,088,334	921,546
Certificates of deposit	540,486	482,085	524,109	475,794
Interest bearing deposits	978,794	799,337	919,171	790,508
Borrowings	161,154	94,838	134,671	96,093
Interest bearing liabilities	1,139,948	894,175	1,053,841	886,601
Stockholders’ equity	151,196	111,497	136,323	109,178
Tangible Equity	121,379	105,343	118,533	102,952

	For the three months ended June 30,		For six months ended June 30,
	2004	2003	2004	2003
ASSET QUALITY
Beginning balance Allowance for loan loss	$11,996	$9,592	$11,519	$9,179
Acquired bank allowance balance 5/1	2,040		2,040
plus provision for loan loss	308	645	739	1,032
less charge offs	(231)	(227)	(534)	(453)
plus recoveries	697	242	1,046	494

Allowance for loan losses	14,810	10,252	14,810	10,252
Allowance as % of total loans	1.26%	1.30%	1.26%	1.30%

Nonaccrual loans	$11,077	$8,791	$11,077	$8,791
Foreclosed properties & real estate investments	14	464	14	464

Total nonperforming assets	11,091	9,255	11,091	9,255
Loans past due 90 days and accruing interest	850	1,219	850	1,219

Total nonperforming assets plus 90 days	11,941	10,474	11,941	10,474
Nonperforming assets to loans plus foreclosed properties	0.94%	1.17%	0.94%	1.17%

OTHER DATA

Market value per share at period-end	$31.60	$28.16	$31.60	$28.16
Price to book value ratio	1.79	1.87	1.79	1.87
Price to earnings ratio	15.80	13.04	15.80	13.04
Weighted average shares outstanding, basic	8,567,975	7,600,395	8,098,923	7,594,980
Weighted average shares outstanding, diluted	8,656,013	7,667,993	8,184,894	7,659,651
Shares outstanding at end of period	8,674,567	7,605,583	8,674,567	7,605,583
Shares repurchased	—	—	—	1,000
Average price of repurchased shares	—	—	—	24.07
Mortgage loan originations	148,738,323	158,893,970	236,505,810	272,706,304
% of originations that are refinances	32.6%	54.6%	35.4%	56.5%

End of period full time equivalent employees	573	467	573	467
Number of full service branches	42	31	42	31
Number of Bank subsidiaries	5	4	5	4
Number of ATMs	38	31	38	31

ALTERNATIVE PERFORMANCE MEASURES
Net income	$4,561	$4,336	$8,171	$8,280
Plus amortization of core deposit intangibles	164	93	257	188

Cash basis operating earnings (1)	4,725	4,429	8,428	8,468

Weighted average shares outstanding	8,656,013	7,667,993	8,184,894	7,659,651

Average equity	151,196	111,497	136,323	109,178
Less goodwill (average)	(21,210)	(864)	(11,037)	(864)
Less core deposit intangibles (average)	(8,604)	(5,290)	(6,733)	(5,362)

Average tangible equity (1)	121,379	105,343	118,533	102,952

Average assets	1,488,835	1,155,668	1,367,972	1,138,479
Less goodwill (average)	(21,210)	(864)	(11,037)	(864)
Less core deposit intangibles (average)	(8,604)	(5,290)	(6,733)	(5,362)

Average tangible assets (1)	1,459,018	1,149,514	1,350,202	1,132,253

Cash basis EPS fully diluted (1)	$0.55	$0.58	$1.03	$1.11
Cash basis return on average tangible assets (1)	1.30%	1.55%	1.25%	1.51%
Cash basis return on average tangible equity (1)	15.61%	16.86%	14.26%	16.59%

(1)	As a supplment to Generally Accepted Accounting Principles (“GAAP”), management also reviews operating performance based on its “cash basis earnings” to fully analyze its core business. Cash basis earnings exclude amortization expense attributable to intangibles (goodwill and core deposit intangibles) that do not qualify as regulatory capital. Financial ratios based on cash basis earnings exclude the amortization of nonqualifying intangible assets from earnings and the unamortized balance of nonqualifying intangibles from assets and equity.

In management’s opinion, cash basis earnings are useful to investors because by excluding non-operating adjustments stemming from the consolidation of our organization, they allow investors to see clearly the combined economic results of our multi-bank company. These non-GAAP disclosures should not, however, be viewed in direct comparison with non-GAAP measures of other companies.

UNION BANKSHARES CORPORATION

Comparative Balance Sheets

			Change
(Dollars in thousands)	6/30/2004	6/30/2003	$	%
ASSETS
Cash and due from banks	$36,725	$28,966	$7,759	26.79%
Interest-bearing deposits in other banks	10,341	1,773	8,568	483.25%
Other interest bearing deposits	2,598	—	2,598	100.00%
Money market investments	97	199	(102)	-51.26%
Federal funds sold	4,289	7,150	(2,861)	-40.01%

Total cash and cash equivalents	54,050	38,088	15,962	41.91%

Securities available for sale, at fair value	244,855	255,525	(10,670)	-4.18%

Total securities	244,855	255,525	(10,670)	-4.18%

Loans held for sale	37,290	60,751	(23,461)	-38.62%

Loans, net of unearned income	1,175,418	788,792	386,626	49.01%
Less allowance for loan losses	(14,810)	(10,252)	(4,558)	44.46%

Net loans	1,160,608	778,540	382,068	49.07%

Bank premises and equipment, net	39,309	24,766	14,543	58.72%
Other real estate owned	14	464	(450)	-96.98%
Core deposit intangible	10,335	5,211	5,124	98.33%
Goodwill	31,216	864	30,352	3512.96%
Other assets	31,153	23,808	7,345	30.85%

Total assets	$1,608,830	$1,188,017	$420,813	35.42%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest bearing demand deposits	$232,908	$152,443	$80,465	52.78%
Interest-bearing deposits:
NOW accounts	187,654	136,018	51,636	37.96%
Money market accounts	179,012	94,558	84,454	89.31%
Savings accounts	123,259	89,172	34,087	38.23%
Time deposits of $100,000 and over	188,031	162,400	25,631	15.78%
Other time deposits	362,095	323,516	38,579	11.92%

Total interest-bearing deposits	1,040,051	805,664	234,387	29.09%

Total deposits	1,272,959	958,107	314,852	32.86%

Customer repurchase agreements	51,319	37,393	13,926	37.24%
Other short-term borrowings	35,000	—	35,000	100.00%
Trust preferred securities	22,500	—	22,500	100.00%
Long-term borrowings	65,752	61,764	3,988	6.46%

Total borrowings	174,571	99,157	75,414	76.06%

Other liabilities	8,607	16,371	(7,764)	-47.43%

Total liabilities	1,456,137	1,073,635	382,502	35.63%

Stockholders’ equity
Common stock	17,349	15,211	2,138	14.06%
Surplus	32,537	1,795	30,742	1712.65%
Retained earnings	99,752	88,077	11,675	13.26%
Unrealized gain on securities available for sale, net of deferred taxes	3,055	9,299	(6,244)	-67.15%

Total stockholders’ equity	152,693	114,382	38,311	33.49%

Total liabilities and stockholders’ equity	$1,608,830	$1,188,017	$420,813	35.42%

Union Bankshares Corporation

Comparative Income Statements

This Quarter vs. Same Quarter Last Year

			Change
(in thousands)	6/30/2004	6/30/2003	$	%
Interest income:
Interest and fees on loans	$16,458	$13,456	$3,002	22.3%
Interest on Federal funds sold	14	21	(7)	-33.3%
Interest on interest bearing deposits with other banks	7	8	(1)	-12.5%
Interest on money market investments	—	4	(4)	N/M
Interest on investments:	—
Taxable	1,880	2,123	(243)	-11.4%
Tax exempt	995	1,139	(144)	-12.6%

Total interest income	19,354	16,751	2,603	15.5%

Interest expense:
Interest on deposits	4,863	5,035	(172)	-3.4%
Interest on Federal funds	37	7	30	428.6%
Interest on short-term borrowings	134	66	68	103.0%
Interest on long-term borrowings	1,154	912	242	26.5%

Total interest expense	6,188	6,020	168	2.8%

Net interest income	13,166	10,731	2,435	22.7%
Provision for loan losses	308	645	(337)	-52.2%

Net interest income after provision for loan losses	12,858	10,086	2,772	27.5%

Noninterest income:
Service charges on deposit accounts	1,749	1,238	511	41.3%
Other service charges and fees	817	667	150	22.5%
Gains (losses) on securities transactions, net	3	1	2	200.0%
Gain on sales of loans	3,339	3,963	(624)	-15.7%
Gains (losses) on other real estate owned and bank premises, net	64	10	54	N/M
Other operating income	302	332	(30)	-9.0%

Total noninterest income	6,274	6,211	63	1.0%

Noninterest expenses:
Salaries and benefits	7,288	6,495	793	12.2%
Occupancy expenses	813	635	178	28.0%
Furniture and equipment expenses	861	601	260	43.3%
Other operating expenses	3,793	2,533	1,260	49.7%

Total noninterest expenses	12,755	10,264	2,491	24.3%

Income before income taxes	6,377	6,033	344	5.7%
Income tax expense	1,816	1,697	119	7.0%

Net income	$4,561	$4,336	$225	5.2%

UNION BANKSHARES CORPORATION

Comparative Income Statements

Year-to-Year

(Dollars in thousands)			Change
	6/30/2004	6/30/2003	$	%
Interest income:
Interest and fees on loans	$30,435	$26,562	$3,873	14.58%
Interest on Federal funds sold	60	65	(5)	-7.69%
Interest on interest-bearing deposits in other banks	11	12	(1)	-8.33%
Interest on money market investments:	—	22	(22)	N/M
Interest on investments:
Taxable	3,734	4,346	(612)	-14.08%
Tax exempt	2,004	2,270	(266)	-11.72%

Total interest income	36,244	33,277	2,967	8.92%

Interest expense:
Interest on deposits	9,591	10,122	(531)	-5.25%
Interest on Federal funds	37	8	29	362.50%
Interest on short-term borrowings	203	136	67	49.26%
Interest on long-term borrowings	2,131	1,818	313	17.22%

Total interest expense	11,962	12,084	(122)	-1.01%

Net interest income	24,282	21,193	3,089	14.58%
Provision for loan losses	739	1,032	(293)	-28.39%

Net interest income after provision for loan losses	23,543	20,161	3,382	16.77%

Noninterest income:
Service charges on deposit accounts	3,296	2,283	1,013	44.37%
Other service charges and fees	1,571	1,256	315	25.08%
Gains (losses) on securities transactions, net	3	(14)	17	N/M
Gain on sales on loans	5,521	6,748	(1,227)	-18.18%
Gains (losses) on sales of other real estate owned and bank premises, net	79	17	62	N/M
Other operating income	487	597	(110)	-18.43%

Total noninterest income	10,957	10,887	70	0.64%

Noninterest expenses:
Salaries and benefits	13,580	12,345	1,235	10.00%
Occupancy expenses	1,501	1,298	203	15.64%
Furniture and equipment expenses	1,588	1,192	396	33.22%
Other operating expenses	6,596	4,709	1,887	40.07%

Total noninterest expenses	23,265	19,544	3,721	19.04%

Income before income taxes	11,235	11,504	(269)	-2.34%
Income tax expense	3,064	3,224	(160)	-4.96%

Net income	$8,171	$8,280	$(109)	-1.32%

Union Bankshares Corporation

	AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)
	For the three months ended June 30,
	2004			2003			2002
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
	(Dollars in thousands)
Assets:
Securities:
Taxable	$163,682	$1,880	4.62%	$176,230	$2,124	4.83%	$165,835	$2,432	5.88%
Tax-exempt(1)	84,557	1,507	7.17%	86,261	1,726	8.03%	93,143	1,771	7.63%

Total securities	248,239	3,387	5.49%	262,491	3,850	5.88%	258,978	4,203	6.51%
Loans, net	1,071,260	15,981	6.00%	760,843	12,923	6.81%	652,687	12,418	7.63%
Loans held for sale	40,561	553	5.48%	49,122	612	5.00%	15,079	160	4.26%
Federal funds sold	7,520	14	0.75%	11,451	20	0.70%	8,736	37	1.70%
Money market investments	82	6	29.43%	1,374	4	1.17%	583	5	3.44%
Interest-bearing deposits in other banks	4,930	1	0.08%	2,641	8	1.21%	1,010	4	1.59%

Total earning assets	1,372,592	19,942	5.84%	1,087,922	17,417	6.42%	937,073	16,827	7.20%
Allowance for loan losses	(13,524)			(9,743)			(8,089)
Total non-earning assets	129,766			77,489			71,736

Total assets	$1,488,834			$1,155,668			$1,000,720

Liabilities & Stockholders’ Equity:
Interest-bearing deposits:
Checking	$174,355	119	0.27%	$133,009	160	0.48%	$120,243	292	0.97%
Money market savings	150,711	322	0.86%	95,341	250	1.05%	84,788	309	1.46%
Regular savings	113,242	169	0.60%	88,902	197	0.89%	76,672	256	1.34%
Certificates of deposit:
$100,000 and over	189,080	1,630	3.47%	161,719	1,567	3.89%	131,709	1,392	4.24%
Under $100,000	351,406	2,624	3.00%	320,366	2,862	3.58%	276,457	2,785	4.04%

Total interest-bearing deposits	978,794	4,864	2.00%	799,337	5,036	2.53%	689,869	5,034	2.93%
Other borrowings	161,154	1,324	3.30%	94,838	985	4.17%	98,485	1,038	4.23%

Total interest-bearing liabilities	1,139,948	6,188	2.18%	894,175	6,021	2.70%	788,354	6,072	3.09%

Noninterest bearing liabilities:
Demand deposits	188,696			137,171			111,971
Other liabilities	8,993			12,825			6,798

Total liabilities	1,337,637			1,044,171			907,123
Stockholders’ equity	151,196			111,497			93,597

Total liabilities and stockholders’ equity	$1,488,833			$1,155,668			$1,000,720

Net interest income		$13,754			$11,396			$10,755

Interest rate spread			3.66%			3.72%			4.11%
Interest expense as a percent of average earning assets			1.81%			2.22%			2.60%
Net interest margin			4.03%			4.20%			4.62%

(1)	Income and yields are reported on a taxable equivalent basis.

Union Bankshares Corporation

	AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)
	For the six months ended June 30,
	2004			2003			2002
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
	(Dollars in thousands)
Assets:
Securities:
Taxable	$160,326	$3,734	4.68%	$177,034	$4,347	4.95%	$166,060	$4,873	5.92%
Tax-exempt(1)	83,112	3,034	7.34%	87,880	3,439	7.89%	92,096	3,534	7.74%

Total securities	243,438	6,768	5.59%	264,914	7,786	5.93%	258,156	8,407	6.57%
Loans, net	982,048	29,692	6.08%	744,500	25,586	6.93%	632,563	24,355	7.76%
Loans held for sale	31,626	884	5.62%	42,976	1,133	5.32%	21,019	520	4.99%
Federal funds sold	13,294	60	0.91%	14,970	64	0.86%	12,162	93	1.54%
Money market investments	112	6	10.77%	3,731	22	1.19%	1,223	12	1.98%
Interest-bearing deposits in other banks	3,450	5	0.29%	2,099	13	1.25%	878	7	1.61%

Total earning assets	1,273,968	37,415	5.91%	1,073,190	34,604	6.50%	926,001	33,394	7.27%
Allowance for loan losses	(12,605)			(9,609)			(7,825)
Total non-earning assets	106,608			74,898			70,698

Total assets	$1,367,971			$1,138,479			$988,874

Liabilities & Stockholders’ Equity:
Interest-bearing deposits:
Checking	$161,056	225	0.28%	$131,026	333	0.51%	$117,037	569	0.98%
Money market savings	129,590	544	0.84%	95,629	519	1.09%	83,165	610	1.48%
Regular savings	104,416	314	0.60%	88,059	414	0.95%	75,225	502	1.35%
Certificate of deposit:
$100,000 and over	183,798	3,211	3.51%	159,133	3,111	3.94%	131,868	2,813	4.30%
Under $100,000	340,311	5,298	3.13%	316,661	5,745	3.66%	275,965	5,755	4.21%

Total interest-bearing deposits	919,171	9,592	2.10%	790,508	10,122	2.58%	683,260	10,249	3.02%
Other borrowings	134,670	2,370	3.54%	96,093	1,962	4.12%	97,904	2,058	4.24%

Total interest-bearing liabilities	1,053,841	11,962	2.28%	886,601	12,084	2.75%	781,164	12,307	3.18%

Noninterest bearing liabilities:
Demand deposits	169,163			131,038			108,426
Other liabilities	8,645			11,662			7,171

Total liabilities	1,231,649			1,029,301			896,761
Stockholders’ equity	136,323			109,178			92,113

Total liabilities and stockholders’ equity	$1,367,972			$1,138,479			$988,874

Net interest income		$25,453			$22,520			$21,087

Interest rate spread			3.62%			3.75%			4.10%
Interest expense as a percent of average earning assets			1.89%			2.26%			2.67%
Net interest margin			4.02%			4.21%			4.57%